Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the amendment No. 3 to the Registration Statement on Form F-3 (File No. 333-262504) of our report dated October 29,2021, relating to the consolidated financial statements of Dogness (International) Corporation for the year ended June 30, 2021, which was included in the Company’s annual report in the Form 20-F filed on October 29, 2021. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Prager Metis CPAs, LLC

Hackensack, New Jersey

May 20, 2022